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                                                    EXHIBIT 21



                                          SUBSIDIARIES OF THE REGISTRANT




                                                                                       State of
                                                                                    Percentage of     Incorporation
               Parent                              Subsidiary                        Ownership        or Organization
               ------                              ----------                        ---------        ---------------
Cameron Financial Corporation          The Cameron Savings & Loan                       100%               Federal
                                       Association, F.A.
The Cameron Savings & Loan             The Cameron Savings and Loan                     100%               Missouri
Association, F.A.                      Service Corporation


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